Exhibit (23)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-27311 and Form S-4 No. 333-101788) of Transcontinental Gas Pipe Line Corporation and in the related prospectuses of our report dated March 5, 2003 (except for Note 10, as to which the date is March 17, 2003), with respect to the consolidated financial statements of Transcontinental Gas Pipe Line Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP Houston, Texas

March 18, 2003